As filed with the Securities and Exchange Commission on April 1, 2002
                                                      Registration No. 333-_____
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------

                                  AVANTGO, INC.
             (Exact name of registrant as specified in its charter)

              Delaware                                 94-3275789
  (State or other jurisdiction of         (I.R.S. Employer Identification No.)
   incorporation or organization)

                             25881 Industrial Blvd.
                            Hayward, California 94545
          (Address of principal executive offices, including zip code)

                     AVANTGO, INC. 2001 STOCK INCENTIVE PLAN

                            (Full title of the plan)

                                  Richard Owen
                             Chief Executive Officer
                                  AvantGo, Inc.
                             25881 Industrial Blvd.
                            Hayward, California 94545
                                 (510) 259-4000

 (Name, address and telephone number, including area code, of agent for service)

                                 ---------------

                                   Copies to:
                               Tad J. Freese, Esq.
                                Latham & Watkins
                        505 Montgomery Street, Suite 1900
                         San Francisco, California 94111
                                 (415) 391-0600

                                 ---------------

                         CALCULATION OF REGISTRATION FEE

=================================================================================================================
                                            Number of     Proposed Maximum     Proposed Maximum     Amount of
           Title of Securities             Shares to Be  Offering Price Per   Aggregate Offering   Registration
            to Be Registered              Registered(1)       Share (2)           Price (2)          Fee (2)
-----------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.0001 per share   1,700,000            N/A              $2,040,000           $188
-----------------------------------------------------------------------------------------------------------------

(1) Based on the number of shares or reserved for issuance pursuant to the AvantGo, Inc. 2001 Stock Incentive Plan, together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to such employee benefit plan as the result of any future stock split, stock dividend or similar adjustment of the registrant's outstanding common stock.

(2) Estimated for the purpose of calculating the registration fee pursuant to Rule 457(h) on the basis of the aggregate price ($2,040,000) at which outstanding options to purchase an aggregate of 1,700,000 shares may be exercised.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     In this registration statement, AvantGo, Inc. is sometimes referred to as "we," "us" or "our."

     We hereby incorporate by reference in this registration statement the following documents we have previously filed with the SEC:

          o our Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (including the portions of our proxy statement for our 2002 annual meeting of stockholders incorporated into the Annual Report on Form 10-K);

          o The description of our common stock contained in the registration statement on Form 8-A filed with the SEC on September 18, 2000, under Section 12(g) of the Securities Exchange Act of 1934, as amended, including any amendments or reports filed for the purpose of updating such description; and

          o All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this registration statement, and prior to the filing of a post-effective amendment which indicates that the securities offered by this registration statement have been sold or which deregisters the securities covered by this registration statement then remaining unsold.

     Information that we file later with the SEC will automatically update and supersede this information.

Item 4. DESCRIPTION OF SECURITIES

     Not applicable.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law, or the DGCL, provides that a corporation may indemnify its directors and officers, as well as other employees and individuals, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation--a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification in which the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

     Our amended and restated bylaws require indemnification to the full extent permitted under Delaware law as it now exists or may hereafter be amended. Subject to any restrictions imposed by Delaware law, the bylaws provide an unconditional right to indemnification for all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by any person in connection with any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (including, to the extent permitted by law, any derivative action) by reason of the fact that such person is or was serving as one of our directors or officers or that, being or having been one of our directors or officers, such person is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan.

     The bylaws also provide that we may, by action of our board of directors, provide indemnification to our employees and agents with the same scope and effect as the foregoing indemnification of directors and officers.

     Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (a) any breach of the director's duty of loyalty to the corporation or its stockholders,
(b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) payments of unlawful dividends or unlawful stock repurchases or redemptions, or (d) any transaction from which the director derived an improper personal benefit.

     Our amended and restated certificate of incorporation provides that to the full extent that the DGCL, as it now exists or may hereafter be amended, permits the limitation or elimination of the liability of directors, our directors will not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Any amendment to or repeal of such provisions will not adversely affect any right or protection of our directors for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

Item 8. EXHIBITS

    Exhibit
     Number                        Description
----------------    ------------------------------------------------------------
       5.1          Opinion of Latham & Watkins

      23.1          Consent of Ernst & Young LLP, Independent Auditors

      23.2          Consent of Latham & Watkins (included in Exhibit 5.1)

      24.1          Power of Attorney (see signature page)

      99.1 AvantGo, Inc. 2001 Stock Incentive Plan (incorporated by reference to Exhibit 10.33 to our Annual Report on Form 10-K filed with the SEC on April 1, 2002)

Item 9. UNDERTAKINGS

A.   The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hayward, State of California, on the 29th day of March, 2002.

                                          AVANTGO, INC.

                                          By: /s/ Richard Owen
                                             -----------------------------
                                               Richard Owen
                                               Chief Executive Officer


                                POWER OF ATTORNEY

     Each person whose individual signature appears below hereby authorizes Richard Owen as attorney-in-fact with full power of substitution, to execute in the name and on the behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this registration statement, including any and all post-effective amendments.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities indicated below on the 29th day of March, 2002.

           Name                               Title                    Date
           ----                               -----                    ----

Principal Executive Officer:

 /s/ Richard Owen
------------------------------        Chief Executive Officer     March 29, 2002
         Richard Owen                   and Director
Principal Financial and Principal
     Accounting Officer:

 /s/ David B. Cooper, Jr.
------------------------------        Chief Financial Officer     March 29, 2002
     David B. Cooper, Jr.


Additional Directors:

 /s/ Felix Lin
------------------------------        Vice Chairman of the        March 29, 2002
         Felix Lin                      and Director Board

 /s/ Christopher B, Hollenbeck
------------------------------        Director                    March 29, 2002
  Christopher B, Hollenbeck

 /s/ William J. Miller
------------------------------        Director                    March 29, 2002
      William J. Miller

 /s/ Robert J. Lesko
------------------------------        Director                    March 29, 2002
       Robert J. Lesko

           Name                               Title                    Date
           ----                               -----                    ----

 /s/ Linus Upson
------------------------------        Director                    March 29, 2002
         Linus Upson

 /s/ James Richardson
------------------------------        Director                    March 29, 2002
      James Richardson

 /s/ Jeffrey T. Webber
------------------------------        Director                    March 29, 2002
      Jeffrey T. Webber

 /s/ Peter H. Ziebelman
------------------------------        Director                    March 29, 2002
     Peter H. Ziebelman

                                INDEX TO EXHIBITS


     Exhibit
      Number                         Description
-----------------   ------------------------------------------------------------
       5.1          Opinion of Latham & Watkins

      23.1          Consent of Ernst & Young LLP, Independent Auditors

      23.2          Consent of Latham & Watkins (included in Exhibit 5.1)

      24.1          Power of Attorney (see signature page)

      99.1 AvantGo, Inc. 2001 Stock Incentive Plan (incorporated by reference to Exhibit 10.33 to our Annual Report on Form 10-K filed with the SEC on April 1, 2002)